UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Plexus Way, Neenah, WI 54956

(Address of principal executive offices) (Zip Code)

(920) 722-3451

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2012, Plexus Corp. (the “Company”) entered into a definitive agreement with Miron Construction Co., Inc. for the construction of the Company’s previously announced new manufacturing facility in Neenah, Wisconsin for a total cost of up to $52 million (the “Agreement”). On-site construction of the facility is expected to begin in July 2012 and be complete by the fall of 2013.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Amendment No. 1 to Standard Design-Build Agreement between Plexus Corp. and Miron Construction Co., Inc., dated July 3, 2012 (together with the underlying agreement).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLEXUS CORP.

Date: July 6, 2012	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary